UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 28, 2022

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(Address of principal executive offices)

(732) 380-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2023, the Board of Directors (the “Board”) of Reliance Global Group, Inc., a Florida corporation (the “Company”), promoted its current Chief Accounting Officer, Joel Markovits, to the position of Chief Financial Officer. Mr. Markovits succeeds William Lebovics in such role. Further, effective as of January 1, 2023, the Board approved Mr. Lebovics’ to assume the role of Senior Vice President of Acquisitions of the Company. Pursuant to the terms of the promotion letter entered into by the Company and Mr. Markovits on December 28, 2022 (the “Promotion Letter”), Mr. Markovits will receive an annual base salary of $275,000. Mr. Markovits was also granted 40,000 shares, per annum, of the Company’s common stock, par value $0.086 per share, with an effective grant date of December 28, 2022, which will vest monthly each year during the duration of his employment. Mr. Markovits will receive a $10,000 cash bonus at the closing of each transaction during Mr. Markovits’ employment that results in the (i) purchase or acquisition of all or substantially all of the assets of another entity by the Company or a subsidiary of the Company, or (ii) purchase or acquisition of at least a majority of (a) the outstanding capital stock of another entity by the Company or a subsidiary of the Company or (b) the aggregate voting power represented by the issued and outstanding securities of another entity by the Company or a subsidiary of the Company. The foregoing summary of the Promotion Letter is qualified in its entirety by reference to the full text of the Promotion Letter, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company confirms that (1) there is no family relationship between Mr. Markovits and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Markovits and any other person pursuant to which he was promoted to the position of Chief Financial Officer with the Company, and (3) there is no transaction between Mr. Markovits and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promotion Letter by and between Reliance Global Group, Inc. and Joel Markovits dated as of December 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliance Global Group, Inc.

Dated: January 4, 2023	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer